Dropbox Announces Fiscal 2024 Second Quarter Results

Second Quarter Revenue of $634.5 Million, up 1.9% year-over-year; on a constant currency basis, up 1.8% year-over-year
GAAP Operating Margin of 20.0% and Non-GAAP Operating Margin of 35.9%
Net Cash Provided by Operating Activities of $230.6 Million and Free Cash Flow of $224.7 Million

SAN FRANCISCO, Calif. - August 8, 2024 - Dropbox, Inc. (NASDAQ: DBX), today announced financial results for its second quarter ended June 30, 2024.

“In Q2, we improved the functionality and experience of our core FSS product, and made it easier for our customers to discover, try, and buy everything we have to offer,” said Dropbox Co-Founder and Chief Executive Officer Drew Houston. “As we navigate the natural pressures of a maturing FSS business, we’re focused on solving our customers’ biggest new pain points in securing, organizing and sharing their content, and are investing in our future bets for AI-powered universal search with Dropbox Dash. As this work continues, we remain committed to operating efficiently and driving improved shareholder returns.”

Second Quarter Fiscal 2024 Results

•Total revenue was $634.5 million, an increase of 1.9% from the same period last year. On a constant currency basis, year-over-year growth would have been 1.8%.(1)

•Total ARR was $2.573 billion, an increase of 2.9% from the same period last year. On a constant currency basis, year-over-year growth would have been 2.2%.(2) Total ARR increased $17.3 million quarter-over-quarter.

•Paying users was 18.22 million, as compared to 18.04 million for the same period last year. Average revenue per paying user was $139.93, as compared to $138.94 for the same period last year. Paying users increased 63,000 quarter-over-quarter.

•GAAP gross margin was 83.1%, as compared to 80.7% for the same period last year. Non-GAAP gross margin was 84.5%, as compared to 82.7% for the same period last year. Effective January 1, 2024, the Company increased the useful lives of certain infrastructure assets from four to five years due to recent technological advancements. In the second quarter of 2024, the change in useful life reduced depreciation expense in the amount of $9.0 million for assets that existed as of the effective date of the change and applying the revised estimated useful lives prospectively.

•GAAP operating margin was 20.0%, as compared to 9.1% for the same period last year which included $37.5 million in expenses incurred in the second quarter of 2023 related to the Company's reduction in workforce, including severance, benefits and other related items. Non-GAAP operating margin was 35.9%, as compared to 34.2% for the same period last year.

•GAAP net income was $110.5 million, as compared to $43.2 million for the same period last year which included expenses related to the reduction in workforce in the second quarter of 2023. Non-GAAP net income was $194.1 million, as compared to $174.0 million for the same period last year.

•Net cash provided by operating activities was $230.6 million, as compared to $187.6 million for the same period last year. Free cash flow was $224.7 million, as compared to $184.6 million for the same period last year. In the second quarter of 2024, the Company paid $14.9 million for the second tranche of the partial termination of the Company's lease in San Francisco. In the second quarter of 2023, the Company had $34.0 million of expenditures relating to the reduction in workforce.

•GAAP diluted net income per share attributable to common stockholders was $0.34, as compared to $0.13 in the same period last year. Non-GAAP diluted net income per share attributable to common stockholders was $0.60, as compared to $0.51 in the same period last year.(3)

•Cash, cash equivalents and short-term investments ended at $1.063 billion.

(1) We calculate constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results.

(2) We calculate total annual recurring revenue ("Total ARR") as the number of users who have active paid licenses for access to our platform as of the end of the period, multiplied by their annualized subscription price to our platform. We adjust our exchange rates used to calculate Total ARR on an annual basis, at the beginning of each fiscal year. We calculate constant currency Total ARR growth rates by applying the current period exchange rate to prior period results.

(3) GAAP and Non-GAAP diluted net income per share attributable to common stockholders is calculated based upon 323.7 million and 343.8 million diluted weighted-average shares of common stock for the three months ended June 30, 2024 and 2023, respectively.

Financial Outlook

Dropbox will provide forward-looking guidance in connection with this quarterly earnings announcement on its conference call, webcast, and on its investor relations website at http://investors.dropbox.com.

Conference Call Information

Dropbox plans to host a conference call today to review its second quarter financial results and to discuss its financial outlook. This call is scheduled to begin at 2:00 p.m. PT / 5:00 p.m. ET and can be accessed by using the web link at http://investors.dropbox.com.

About Dropbox

Dropbox is the one place to keep life organized and keep work moving. With more than 700 million registered users across approximately 180 countries, we're on a mission to design a more enlightened way of working. Dropbox is headquartered in San Francisco, CA, and has employees around the world. For more information on our mission and products, visit http://dropbox.com.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among other things, our expectations regarding distributed work and artificial intelligence and machine learning trends, related market opportunities and our ability to capitalize on those opportunities, as well as our ability to improve shareholder returns. Words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to risks, uncertainties, and assumptions including, but not limited to: (i) our ability to retain and upgrade paying users, and increase our recurring revenue; (ii) our ability to attract new users or convert registered users to paying users; (iii) our expectations regarding general economic, political, and market trends and their respective impacts on our business; (iv) impacts to our financial results and business operations as a result of pricing and packaging changes to our subscription plans; (v) our future financial performance, including trends in revenue, costs of revenue, gross profit or gross margin, operating expenses, paying users, and free cash flow; (vi) our ability to achieve or maintain profitability; (vii) our liability or other potential legal, regulatory, or reputational consequences of any unauthorized access to our data or our users’ content, including through privacy and data security breaches; (viii) significant disruption of service on our platform or loss of content; (ix) any decline in demand for our platform or for content collaboration solutions in general; (x) changes in the interoperability of our platform across devices, operating systems, and third-party applications that we do not control; (xi) competition in our markets; (xii) our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products; (xiii) our ability to improve quality and ease of adoption of our new and enhanced product experiences, features, and capabilities; (xiv) our ability to manage our growth or plan for future growth; (xv) our various acquisitions of businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; (xvi) our ability to attract, retain, integrate, and manage key and other highly qualified personnel, including as a result of our transition to a Virtual First model with an increasingly distributed workforce; (xvii) our capital allocation plans with respect to our stock repurchase program and other investments; and (xviii) the dual class structure of our common stock and its effect of concentrating voting control with certain stockholders who held our capital stock prior to the completion of our initial public offering. Further information on risks that could affect Dropbox’s results is included in our filings with the Securities and Exchange Commission ("SEC"), including our Form 10-Q for the quarter ended March 31, 2024. Additional information will be made available in our quarterly report on Form 10-Q for the quarter ended June 30, 2024 and other reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Dropbox assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

Dropbox, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$634.5	$622.5	$1,265.8	$1,233.6
Cost of revenue(1)(2)	107.0	120.1	212.8	236.9
Gross profit	527.5	502.4	1,053.0	996.7
Operating expenses:
Research and development(1)(2)	227.1	262.8	446.2	498.0
Sales and marketing(1)(2)	112.5	120.9	221.3	240.1
General and administrative(1)(2)	60.9	60.0	115.0	115.8
Net loss on real estate assets(3)	—	2.2	—	2.2
Total operating expenses	400.5	445.9	782.5	856.1
Income from operations	127.0	56.5	270.5	140.6
Interest income, net	4.7	3.7	12.0	7.6
Other income (expense), net	1.9	(1.2)	2.2	(1.6)
Income before income taxes	133.6	59.0	284.7	146.6
Provision for income taxes	(23.1)	(15.8)	(41.9)	(34.4)
Net income	$110.5	$43.2	$242.8	$112.2
Basic net income per share	$0.34	$0.13	$0.74	$0.33
Diluted net income per share	$0.34	$0.13	$0.73	$0.32
Weighted-average shares used in computing net income per share attributable to common stockholders, basic	322.4	341.4	328.6	344.2
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	323.7	343.8	332.4	346.8

(1) Includes stock-based compensation expense as follows (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cost of revenue	$6.0	$6.4	$11.2	$11.8
Research and development(4)	64.2	67.4	119.6	120.3
Sales and marketing	6.2	6.3	11.3	11.8
General and administrative	14.1	15.2	26.4	27.4
Total stock-based compensation	$90.5	$95.3	$168.5	$171.3

(2) Includes expenses related to our reduction in workforce such as severance, benefits and other related items during the three and six months ended June 30, 2023.
(3) Includes impairment charges related to real estate assets as a result of our Virtual First work model.
(4) On March 15, 2023, the former President resigned, resulting in the reversal of $6.7 million in stock-based compensation expense. Of the total amount reversed, $4.4 million related to expense recognized prior to January 1, 2023.

Dropbox, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	As of
	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$515.1	$614.9
Short-term investments	547.4	741.1
Trade and other receivables, net	67.1	68.7
Prepaid expenses and other current assets	101.8	91.9
Total current assets	1,231.4	1,516.6
Property and equipment, net	323.7	309.2
Operating lease right-of-use asset	176.9	183.8
Intangible assets, net	56.4	58.1
Goodwill	411.9	402.2
Deferred tax assets	461.5	460.4
Other assets	56.7	53.2
Total assets	$2,718.5	$2,983.5
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$37.8	$38.5
Accrued and other current liabilities	151.6	155.2
Accrued compensation and benefits	67.0	109.2
Operating lease liability	69.1	57.4
Finance lease obligation	115.5	116.2
Deferred revenue	743.0	725.0
Total current liabilities	1,184.0	1,201.5
Operating lease liability, non-current	274.9	310.7
Finance lease obligation, non-current	167.2	168.5
Convertible senior notes, net, non-current	1,379.7	1,377.8
Other non-current liabilities	84.0	90.8
Total liabilities	3,089.8	3,149.3
Stockholders' deficit:
Additional paid-in-capital	2,519.9	2,598.0
Accumulated deficit	(2,872.6)	(2,742.3)
Accumulated other comprehensive loss	(18.6)	(21.5)
Total stockholders' deficit	(371.3)	(165.8)
Total liabilities and stockholders' deficit	$2,718.5	$2,983.5

Dropbox, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities
Net income	$110.5	$43.2	$242.8	$112.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32.4	42.7	63.8	85.2
Stock-based compensation	90.5	95.3	168.5	171.3
Net loss on real estate assets	—	2.2	—	2.2
Amortization of debt issuance costs	1.0	1.1	2.1	2.1
Amortization of deferred commissions	7.4	10.1	14.9	20.8
Non-cash operating lease expense	8.8	10.8	18.1	23.5
Deferred taxes	1.0	4.1	0.5	7.5
Other	(1.1)	(0.2)	0.1	0.5
Changes in operating assets and liabilities:
Trade and other receivables, net	(0.5)	(2.7)	1.1	(6.5)
Prepaid expenses and other current assets	(11.0)	(10.4)	(21.7)	(17.6)
Other assets	1.1	2.6	2.0	3.7
Accounts payable	6.4	7.2	(1.8)	6.9
Accrued and other current liabilities	(12.5)	(33.2)	(18.0)	(7.6)
Accrued compensation and benefits	24.3	26.5	(42.0)	(65.1)
Deferred revenue	—	6.6	16.6	31.3
Other non-current liabilities	1.0	(2.9)	2.4	(7.6)
Operating lease liabilities	(13.8)	(15.4)	(28.4)	(35.3)
Cash paid for lease termination	(14.9)	—	(14.9)	—
Net cash provided by operating activities	230.6	187.6	406.1	327.5
Cash flows from investing activities
Capital expenditures	(5.9)	(3.0)	(15.1)	(4.9)
Business combinations, net of cash acquired	(21.1)	—	(21.1)	—
Purchases of short-term investments	—	(17.0)	(62.3)	(47.9)
Proceeds from sales of short-term investments	3.0	178.9	58.6	331.6
Proceeds from maturities of short-term investments	82.6	41.8	206.5	119.4
Other	4.6	5.4	10.3	8.7
Net cash provided by investing activities	63.2	206.1	176.9	406.9
Cash flows from financing activities
Payments of debt issuance costs	—	(0.1)	—	(0.1)
Payments for taxes related to net share settlement of restricted stock units and awards	(34.7)	(32.1)	(76.0)	(66.2)
Proceeds from issuance of common stock, net of taxes withheld	—	1.0	0.1	1.2
Principal payments on finance lease obligations	(31.8)	(31.9)	(63.9)	(63.9)
Common stock repurchases	(260.2)	(154.2)	(539.6)	(329.6)
Net cash used in financing activities	(326.7)	(217.3)	(679.4)	(458.6)
Effect of exchange rate changes on cash and cash equivalents	(0.9)	1.2	(3.4)	1.7
Change in cash and cash equivalents	(33.8)	177.6	(99.8)	277.5
Cash and cash equivalents - beginning of period	548.9	332.7	614.9	232.8
Cash and cash equivalents - end of period	$515.1	$510.3	$515.1	$510.3

Supplemental cash flow data:
Property and equipment acquired under finance leases	$35.3	$33.4	$61.9	$67.9

Dropbox, Inc.
Three Months Ended June 30, 2024
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Non-GAAP
Cost of revenue	$107.0	$(6.0)	$—	$(2.8)	$98.2
Cost of revenue margin	16.9%	(0.9%)	—%	(0.4%)	15.5%
Gross profit	527.5	6.0	—	2.8	536.3
Gross margin	83.1%	0.9%	—%	0.4%	84.5%
Research and development	227.1	(64.2)	(3.3)	—	159.6
Research and development margin	35.8%	(10.1%)	(0.5%)	—%	25.2%
Sales and marketing	112.5	(6.2)	—	(3.0)	103.3
Sales and marketing margin	17.7%	(1.0%)	—%	(0.5%)	16.3%
General and administrative	60.9	(14.1)	(1.3)	—	45.5
General and administrative margin	9.6%	(2.2%)	(0.2%)	—%	7.2%
Income from operations	$127.0	$90.5	$4.6	$5.8	$227.9
Operating margin	20.0%	14.3%	0.7%	0.9%	35.9%

Dropbox, Inc.
Three Months Ended June 30, 2023
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Net loss on real estate assets(1)	Workforce reduction expense(2)	Non-GAAP
Cost of revenue	$120.1	$(6.4)	$—	$(3.6)	$—	$(2.7)	$107.4
Cost of revenue margin	19.3%	(1.0%)	—%	(0.6%)	—%	(0.4%)	17.3%
Gross profit	502.4	6.4	—	3.6	—	2.7	515.1
Gross margin	80.7%	1.0%	—%	0.6%	—%	0.4%	82.7%
Research and development	262.8	(67.4)	(7.9)	—	—	(27.0)	160.5
Research and development margin	42.2%	(10.8%)	(1.3%)	—%	—%	(4.3%)	25.8%
Sales and marketing	120.9	(6.3)	(6.6)	(3.4)	—	(6.3)	98.3
Sales and marketing margin	19.4%	(1.0%)	(1.1%)	(0.5%)	—%	(1.0%)	15.8%
General and administrative	60.0	(15.2)	(0.1)	—	—	(1.5)	43.2
General and administrative margin	9.6%	(2.4%)	—%	—%	—%	(0.2%)	6.9%
Net loss on real estate assets	2.2	—	—	—	(2.2)	—	—
Net loss on real estate assets margin	0.4%	—%	—%	—%	(0.4%)	—%	—%
Income from operations	$56.5	$95.3	$14.6	$7.0	$2.2	$37.5	$213.1
Operating margin	9.1%	15.3%	2.3%	1.1%	0.4%	6.0%	34.2%

(1) Includes impairment charges related to real estate assets as a result of our Virtual First work model.

(2) Includes expenses related to our reduction in workforce such as severance, benefits and other related items.

Dropbox, Inc.
Six Months Ended June 30, 2024
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Non-GAAP
Cost of revenue	$212.8	$(11.2)	$—	$(5.9)	$195.7
Cost of revenue margin	16.8%	(0.9%)	—%	(0.5%)	15.5%
Gross profit	1,053.0	11.2	—	5.9	1,070.1
Gross margin	83.2%	0.9%	—%	0.5%	84.5%
Research and development	446.2	(119.6)	(6.3)	—	320.3
Research and development margin	35.3%	(9.4%)	(0.5%)	—%	25.3%
Sales and marketing	221.3	(11.3)	—	(6.1)	203.9
Sales and marketing margin	17.5%	(0.9%)	—%	(0.5%)	16.1%
General and administrative	115.0	(26.4)	(1.3)	—	87.3
General and administrative margin	9.1%	(2.1%)	(0.1%)	—%	6.9%
Income from operations	$270.5	$168.5	$7.6	$12.0	$458.6
Operating margin	21.4%	13.3%	0.6%	0.9%	36.2%

Dropbox, Inc.
Six Months Ended June 30, 2023
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Net loss on real estate assets(1)	Workforce reduction expense(2)	Non-GAAP
Cost of revenue	$236.9	$(11.8)	$—	$(7.2)	$—	$(2.7)	$215.2
Cost of revenue margin	19.2%	(1.0%)	—%	(0.6%)	—%	(0.2%)	17.4%
Gross profit	996.7	11.8	—	7.2	—	2.7	1,018.4
Gross margin	80.8%	1.0%	—%	0.6%	—%	0.2%	82.6%
Research and development	498.0	(120.3)	(13.3)	—	—	(27.0)	337.4
Research and development margin	40.4%	(9.8%)	(1.1%)	—%	—%	(2.2%)	27.4%
Sales and marketing	240.1	(11.8)	(8.3)	(6.8)	—	(6.3)	206.9
Sales and marketing margin	19.5%	(1.0%)	(0.7%)	(0.6%)	—%	(0.5%)	16.8%
General and administrative	115.8	(27.4)	(0.4)	—	—	(1.5)	86.5
General and administrative margin	9.4%	(2.2%)	—%	—%	—%	(0.1%)	7.0%
Net loss on real estate assets	2.2	—	—	—	(2.2)	—	—
Net loss on real estate assets margin	0.2%	—%	—%	—%	(0.2%)	—%	—%
Income from operations	$140.6	$171.3	$22.0	$14.0	$2.2	$37.5	$387.6
Operating margin	11.4%	13.9%	1.8%	1.1%	0.2%	3.0%	31.4%

(1) Includes impairment charges related to real estate assets as a result of our Virtual First work model.

(2) Includes expenses related to our reduction in workforce such as severance, benefits and other related items.

Dropbox, Inc.
Three and Six Months Ended June 30, 2024 and 2023
Reconciliation of GAAP net income to Non-GAAP net income and Non-GAAP diluted net income per share
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP net income	$110.5	$43.2	$242.8	$112.2
Stock-based compensation	90.5	95.3	168.5	171.3
Acquisition-related and other expenses	4.6	14.6	7.6	22.0
Amortization of acquired intangible assets	5.8	7.0	12.0	14.0
Net loss on real estate assets	—	2.2	—	2.2
Workforce reduction expense	—	37.5	—	37.5
Income tax effects of non-GAAP adjustments	(17.3)	(25.8)	(40.1)	(39.1)
Non-GAAP net income	$194.1	$174.0	$390.8	$320.1
Non-GAAP diluted net income per share	$0.60	$0.51	$1.18	$0.92
Weighted-average shares used to compute Non-GAAP diluted net income per share	323.7	343.8	332.4	346.8

Dropbox, Inc.
Three and Six Months Ended June 30, 2024 and 2023
Reconciliation of free cash flow and supplemental cash flow disclosure
(In millions, except for percentages)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Free cash flow reconciliation:
Net cash provided by operating activities	$230.6	$187.6	$406.1	$327.5
Less:
Capital expenditures	(5.9)	(3.0)	(15.1)	(4.9)
Free cash flow	$224.7	$184.6	$391.0	$322.6
Free cash flow margin	35.4%	29.7%	30.9%	26.2%
Supplemental disclosures:
Key employee holdback payments related to acquisitions(1)	$0.5	$10.6	$1.0	$21.4
Payments related to workforce reduction(2)	$—	$34.0	$—	$34.0
Cash paid for lease termination(3)	$14.9	$—	$14.9	$—

(1) Includes payments related to employee holdbacks pertaining to our acquisitions. The related expenses are recognized within research and development expenses over the required service period during the three and six months ended June 30, 2024.

(2) Includes payments made related to our reduction in workforce such as severance, benefits, and other related items.

(3) Includes the second tranche payment made for the partial termination of the Company's lease for its San Francisco, California corporate headquarters.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Dropbox's results, we have disclosed the following non-GAAP financial measures: revenue growth and Total ARR growth excluding foreign exchange effect, which we refer to as on a constant currency basis, non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP operating expenses (including research and development, sales and marketing and general and administrative), non-GAAP income from operations, non-GAAP net income, free cash flow ("FCF") and non-GAAP diluted net income per share. Dropbox has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP cost of revenue, gross profit, operating expenses, income from operations, and net income differ from GAAP in that they exclude stock-based compensation expense, amortization of acquired intangible assets, other acquisition-related expenses, which include third-party diligence costs and expenses related to key employee holdback agreements, net loss on real estate assets, expenses related to our reduction in workforce and the income tax effect of the aforementioned adjustments. FCF differs from GAAP net cash provided by operating activities in that it treats capital expenditures as a reduction to net cash provided by operating activities. Free cash flow margin is calculated as FCF divided by revenue. In order to present revenue on a constant currency basis for the quarter ended June 30, 2024, Dropbox calculates constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results. Dropbox calculates constant currency Total ARR growth rates by applying the current period rate to prior period results. Dropbox presents constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations.

Dropbox's management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short and long-term operating plans, and to evaluate Dropbox's financial performance and the ability to generate cash from operations. Management believes these non-GAAP financial measures reflect Dropbox's ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Dropbox's business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful supplemental information to investors and others in understanding and evaluating Dropbox's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

We believe that the non-GAAP financial measures, non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, and diluted net income per share are meaningful to investors because they help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude.

We believe that FCF is an indicator of our liquidity over the long term and provides useful information regarding cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow our business. FCF is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. FCF has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of FCF are that FCF does not reflect our future contractual commitments, excludes investments made to acquire assets under finance leases, includes capital expenditures, and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

The use of non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, free cash flow, and diluted net income per share measures has certain limitations as they do not reflect all items of income, expense, and cash expenditures, as applicable, that affect Dropbox's operations. Dropbox mitigates these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. Additionally, we have provided supplemental disclosures in our reconciliation of net cash provided by operating activities to free cash flow to include expenses related to key employee holdback payments related to our various acquisitions. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Dropbox's financial information in its entirety and not rely on a single financial measure.

Contacts
Investors:
Peter Stabler
ir@dropbox.com
or
Media:
Maddy Pelton
press@dropbox.com